UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

BULLFROG AI HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41600	84-4786155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Ellington Blvd, Unit 317

Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 658-6710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BFRG	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Tradeable Warrants	BFRGW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2025, BullFrog AI Holdings, Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that, based on the Company’s stockholders’ equity of $2,188,110 as reported on its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the Company is no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholder Equity Requirement”). The Nasdaq deficiency letter has no immediate effect on the listing of the Company’s common stock and tradable warrants. As such, the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “BFRG”, and its tradable warrants will continue to trade on the Nasdaq Capital Market under the symbol “BFRGW”.

In accordance with Nasdaq’s listing rules, the Company has 45 calendar days to provide a plan to Nasdaq to regain compliance with the Stockholder Equity Requirement. If this plan is accepted by Nasdaq, the Company may be granted an extension of 180 calendar days from receipt of the deficiency letter to evidence compliance. If the Company is granted such extension and does not regain compliance with the Stockholder Equity Requirement by the end of the compliance period, the Company’s common stock and tradable warrants will become subject to delisting. In the event that the Company receives notice that its common stock and tradable warrants are being delisted, the Nasdaq listing rules permit the Company to appeal a delisting determination by the Nasdaq’s staff to a Nasdaq hearings panel.

The Company intends to take all reasonable measures available to regain compliance with the Nasdaq listing rules and remain listed on Nasdaq. The Company is currently evaluating various options to regain compliance and plans to timely submit a plan to Nasdaq to regain compliance with the Nasdaq Stockholder Equity Requirement. There can, however, be no assurance that the Company’s plan will be accepted by Nasdaq or that, if it is accepted, the Company will be able to regain compliance.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2025, the Board of Directors of the Company approved refresh equity awards for the executive officers and directors of the Company. The awards are one-time compensatory and retention awards to the awardees for service to the Company during this critical time in the Company’s history and were made to supplement existing awards, as existing stock option awards are significantly underwater.

The awards consist of a stock award, stock award with immediate vesting, equal to 33% of the total award and restricted stock units (“RSUs”) equal to 67% of the total award with vesting 50% on each of September 1, 2026 and September 1, 2027. The forfeiture restrictions on the RSUs will lapse in the event of a change in control of the Company or a significant financing that may, or may not, constitute a change in control.

The awards were made under the Company’s 2022 Equity Compensation Plan. An aggregate of 267,842 shares underlie these awards if the RSUs fully vest.

Cautionary Note regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and that may cause results to differ materially from expectations. Examples of forward-looking statements include, among others, statements regarding the Company’s ability to regain compliance with Nasdaq rules. The forward-looking statements made in this report speak only as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2025	BullFrog AI Holdings, Inc.

	By:	/s/ Vininder Singh
	Name:	Vininder Singh
	Title:	Chief Executive Officer